Exhibit 10.8

Lukka Calculation Services Subscription Agreement

L2022100100317

v01-9-20-23

This Lukka Calculation Services Subscription Agreement (this “Subscription”) is entered into as of October 1, 2023 (the “Subscription Effective Date”) by and between Lukka Calculation Services, LLC (“Lukka Calculations”) and

Invesco Ltd. (“Customer”).

Capitalized terms used and not specifically defined herein shall have the meanings set forth in that certain Master Services Agreement dated as of February 1, 2022 among the parties hereto and Lukka, Inc. (the “MSA”). The terms and conditions of the MSA are hereby incorporated herein by reference and shall in all aspects govern this Subscription. To the extent that any of the provisions of the MSA conflict with, or are inconsistent with, any of the provisions of this Subscription, the provisions of this Subscription will take precedence, unless specifically set forth to the contrary in this Subscription. By its execution of this Subscription, Lukka Calculations is hereby joined as a party to the MSA and shall be bound by, and hereby agrees to, all representations, warranties, covenants, terms, conditions, duties and waivers applicable to “Lukka” under the MSA.

1.

Calculation Services Subscription. Lukka Calculations shall provide Customer with (i) the value of a particular calculation as further described in the table immediately below (each, a “Calculation”) at a mutually agreed upon periodicity, (ii) updates to the Calculation at rebalance based on constituent selections and weightings determined by Customer and (iii) dissemination of the values of the Calculation to Customer and those other identified parties (each a “Data Distribution Partner”) as may be mutually agreed upon by the parties (collectively, the “Services”), subject to the terms and conditions set forth herein. Any reports or other deliverables to be prepared and delivered by Lukka Calculations as part of the Services (collectively, the “Deliverables”) will be distributed to Customer and any Data Distribution Partners in a format and within a time frame to be determined by Lukka Calculations and Customer. All such Deliverables will be considered finalized upon receipt by Customer.

Group		Product	Quantity	Comments
Implementation		Standard Maintenance	1	$[ ] / year
		Custom Pricing Methodology Build	—	N/A
Fungible	Single Asset	Real Time	1	$[ ] /year / product
Spot Asset				Maximum of 5 products allowed
Calculations		Minutely	—
		Intraday	—
		End of Day (EOD)	—
	Multi-Asset	Real Time	—
		Minutely	—
		Intraday	—
		End of Day (EOD)	—
Other Asset	Single Asset	Real Time	—
Calculations		Minutely	—
		Intraday	—
		End of Day (EOD)	—
	Multi-Asset	Real Time	—
		Minutely	—
		Intraday	—
		End of Day (EOD)	—
Other		Custom Build	—

2.

Customer Acknowledgements. With respect to, and as a condition to, Lukka Calculations’ provision of the Services, Customer hereby acknowledges and agrees, in addition to and not in replacement of, any acknowledgements or representations set forth in the MSA, that:

a.

Customer Data. Customer is solely responsible for providing Lukka Calculations with all Customer Data reasonably necessary to allow Lukka Calculations to perform the Services. Lukka Calculations will rely on any and all such Customer Data provided by Customer and will not independently verify the accuracy or completeness of any such Customer Data. Accordingly, Lukka Calculations shall not be responsible for any inaccuracy or omissions in any such Customer Data. Customer agrees to provide Lukka Calculations with the Customer Data in Lukka Calculations’ standard format and mechanisms (when needed).

b.

No Guarantee of Coverage. Lukka Calculations is not required to use any information provided to it by any third parties, including Customer, and Lukka Calculations may select the sources of such third party data at its sole discretion. While Lukka Calculations will use commercially reasonable efforts to include the greatest coverage possible within an instrument type, due to the nature and availability of third party data, Lukka Calculations makes no guarantee that any particular instrument or asset will be covered within the Services.

c.

NO RELIANCE. NEITHER LUKKA CALCULATIONS NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, REGARDING THE SERVICES OR THE RESULTS TO BE OBTAINED BY CUSTOMER OR ANY OTHER PERSON FROM THE USE OF THE SERVICES. CUSTOMER IS SOLELY RESPONSIBLE FOR ANY RESULTS, INCLUDING ANY RESULTS REFLECTED IN A REGULATORY OR OTHER FILING, OBTAINED FROM THE SERVICES, INCLUDING, WITHOUT LIMITATION, THE QUALITY, USEFULNESS, COMPLETENESS, SUITABILITY, ACCURACY OR CONTENT OF SUCH RESULTS. ACCORDINGLY, THE SERVICES, INCLUDING ANY DATA INCLUDED THEREIN OR RELATING THERETO AND ANY DELIVERABLES DELIVERED THEREWITH, ARE PROVIDED “AS IS” WITHOUT WARRANTY, EXPRESS OR IMPLIED, OF ANY KIND, TO CUSTOMER OR ANY THIRD PARTY, AND LUKKA CALCULATIONS HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY AS TO (I) THE ACCURACY, FITNESS, UTILITY, COMPLETENESS OR APPLICATION OF THE SERVICES (INCLUDING ANY DELIVERABLES DELIVERED THEREWITH) FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, PRICING, TRADING, HEDGING, RISK MANAGEMENT OR ACCOUNTING DECISIONS AND (II) THE RESULTS TO BE OBTAINED BY CUSTOMER OR ANY THIRD PARTY IN CONNECTION WITH THE USE OF THE SERVICES (INCLUDING ANY DELIVERABLES DELIVERED THEREWITH). CUSTOMER UNDERSTANDS AND AGREES THAT ALL DECISIONS CONCERNING PRICING, TRADING, HEDGING, RISK MANAGEMENT AND ACCOUNTING DECISIONS ARE CUSTOMER’S SOLE RESPONSIBILITY, TO BE MADE USING CUSTOMER’S OWN JUDGMENT.

d.

Dissemination and Publication. Customer may distribute the Services, including any Deliverables, to any third party (including any Data Distribution Partner) and any third party (including any Data Distribution Partner) may make use of the Services, including any Deliverables, in connection with any regulatory, investor or other communication or filing by or on behalf of Customer, so long as, in each instance, Customer (i) attributes the Services to Lukka Calculations and (ii) agrees to indemnify any such third party recipient of the Services from and against any losses incurred by such recipient as a result of or in connection with the Services. Customer hereby agrees to indemnify, defend and hold harmless Lukka Calculations and its affiliates and its and their directors, officers, agents, employees, successors and assigns and all providers of third party data, and each of their affiliates, directors, officers, agents, employees, members, partners, successors and assigns (the “Indemnitees”) from and against any and all losses, liabilities, damages, costs (including reasonable attorneys’ fees) and expenses arising as a result of any claims, suits or proceedings brought by any third party against any of the Indemnitees arising from or in connection with such third party’s use of the Services.

e.

Public Appearance. Lukka Calculations shall not be required to give testimony as a witness or otherwise appear in any capacity in any legal or administrative hearing or procedure, or to have any continued service responsibility unless compensated in advance by Customer.

f.

No Duty to Update. Any calculations provided as part of the Services reflect the prevailing circumstances at the original date of delivery of the Services by Lukka Calculations, and unless otherwise agreed between Customer and Lukka Calculations in writing, Lukka Calculations expressly disclaims any obligation to update, revise or correct any such calculations to reflect the occurrence of future events, even in the event that any or all of the information underlying such calculations is shown to be in error.

g.

Services Not Professional Advice. In no event shall the Services be construed as the rendering by Lukka Calculations of professional advice or services. Before making any decision or taking any action regarding its instruments or the tax treatment thereof, Customer shall consult with an appropriate, licensed tax, accounting, or other professional. For the avoidance of doubt, Lukka Calculations’ personnel are not investment advisors or investment professionals. Such expertise is not covered in the Services and the Customer agrees that, if such expertise is required, it shall be provided by others at the direction and discretion of the Customer.

h.

No Personal Liability. Lukka Calculations is a limited liability company and therefore any claim made by the Customer arising out of any act or omission of any director, officer, agent, or employee of Lukka Calculations, in the execution or performance of its contractual or professional responsibilities shall be made solely against Lukka Calculations and not against any such director, officer, agent, or employee.

3.	Description of Fees. The Base Fees described below are based on the Services subscribed for by Customer from time to time pursuant to this Subscription (collectively, the “Service Fees”).

Description of Base Fees	Fees
Implementation Fees	$	[	] /year
One-Time Implementation Discount	$	[	]
Calculation Fees	$	[	] /year
One-Time Early Signing Discount (Applicable if this Subscription is executed by Customer prior to 9/29/23, 5pm EST)	$	[	]
First Year Minimum Fees	$	[	]

4.

Reimbursable Expenses. Any travel or other expenses required in connection with or related to Lukka Calculations’ responsibilities or services under this Subscription will be approved by Customer in advance, and Customer will promptly reimburse Lukka Calculations for any so approved expenses.

5.	Billing.
a.	All one-time Service Fees will be billed on the Subscription Effective Date.

b.	All recurring Service Fees will be billed annually in advance beginning on the Subscription Effective Date.

c.	All Service Fees are non-refundable, no refunds or credits for partial months of this Subscription, downgrades, or refunds for unused Services are permitted.

6.

Subscription Period. One (1) year initial term commencing on the Subscription Effective Date. Thereafter this Subscription will automatically renew for successive Subscription Periods as further described in Section 13.1 of the MSA.

7.

Early Termination Fee. If Lukka Calculations terminates this Subscription for Customer’s nonpayment or if this Subscription is otherwise abandoned or disregarded by Customer before the end of the then current Subscription Period other than for reason of Lukka Calculations’s material breach of the terms hereof or the MSA, Customer shall pay to Lukka Calculations, by wire transfer of immediately available funds, in accordance with the billing terms in the MSA, an early termination fee equal to $[            ], which such amount shall compensate Lukka Calculations for the considerable time, effort and expense undertaken by Lukka Calculations to service and prepare for Customer, including, for example, contracting, scoping, and/or onboarding Customer. This early termination fee shall be reduced by the Service Fees (if any) already paid by Customer pursuant to this Subscription and, once received by Lukka Calculations, the early termination fee shall be deemed to be liquidated damages and Lukka Calculations shall not seek to recover any other money damages or obtain any equitable relief from Customer with respect to such termination.

8.	Subscription Additions.

a.

Customer may at any time request (via email) to add up to four (4) additional Fungible Spot Asset Indices - Single Asset - Real Time that were not included as of the Subscription Effective Date (each, a “Subscription Addition”), in each case for the applicable increase to the fees set forth in Section 3 above.

b.

Any Subscription Additions agreed to and accepted by Lukka (email being sufficient for such purpose) will begin promptly, but no later than the first day of the next calendar month, and billing for any Subscription Additions will begin on the first day of the next calendar month. (By way of example, a Subscription Addition requested by Customer on February 5th may potentially begin in February, but will be billable to Customer as of March 1st).

c.

With respect to any Subscription Addition that is renewable, the initial bill for such Subscription Addition will include all fees due by Customer for such Subscription Addition from the start date of such Subscription Addition through Customer’s next regular recurring billing date. Thereafter, such Subscription Additions will be billed as part of Customer’s regular recurring Services until canceled per the MSA. (By way of example, if Customer’s recurring fees are billed annually on January 1st and Customer then adds a recurring Subscription Addition that begins on February 5th, on March 1st, Customer will receive an initial invoice which bills Customer for the initial ten months of the Subscription Addition (March 1 through December 31); and thereafter, the recurring Subscription Addition will be billed annually on January 1st just like Customer’s other recurring fees).

d.	For the avoidance of doubt, no Services may be removed or downgraded (whether by e-mail request or otherwise) during a Subscription Period.

[Signature Page Follows]

In Witness Whereof, the parties authorized representatives have executed this Lukka Calculation Services Subscription as of the Subscription Effective Date set forth above.

CUSTOMER	INVESCO LTD	LUKKA CALCULATION SERVICES, LLC

By: Lukka, Inc., its Sole Member

Signature:	/s/ Andy Stokes	Signature:	/s/ Robert Materazzi
By:	Andy Stokes	By:	Robert Materazzi
Title:	Strategic Sourcing Manager	Title:	Chief Executive Officer

Date:	29th September 2023	Date:	9/29/2023

Address:	Perpetual Park Drive, Henley-on- Thames, Oxfordshire RG9 1HH UK	Address:	800 Laurel Oak Drive, Unit 300

Naples, FL 34108

Billing Contact:

Billing Email: